Exhibit 10.22
Portions of this Exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Omissions are designated as [* *].

Contract Number RH6-291357	Page No. 1 No. of Pages 30

CONTRACTOR Name and address

ORBITAL SCIENCES CORPORATION	LOCKHEED MARTIN CORPORATION
21839 Atlantic Boulevard	Space Systems Company
Dulles, VA 20166	P. O. Box 179
Denver, CO 80201

This block for Lockheed Martin internal use only

Requisition No.: 10145403
Account No.: 51010140-4000W263893904000
Prime Contract No.: NNJ06TA25C
SCHEDULE A BASIC CONTRACT
CONTRACT PREAMBLE
This Contract is entered into as of the date of the LOCKHEED MARTIN signature identified on the signature page by and between ORBITAL SCIENCES CORPORATION organized and existing under the laws of the State of Delaware, herein called CONTRACTOR, and LOCKHEED MARTIN CORPORATION, a Maryland corporation, acting through its Lockheed Martin Space Systems Company, with offices in Denver, Colorado, herein called LOCKHEED MARTIN.
WITNESSETH:
All references to “Lockheed”, “Lockheed Missiles & Space Company, Inc.”, “LMSC”, “Lockheed Martin Missiles & Space,” or “LMMS” in this Purchase Order, its attachments or exhibits, shall mean “Lockheed Martin Corporation acting by and through Space Systems Company, Sunnyvale Operations with offices at 1111 Lockheed Martin Way, Sunnyvale, CA 94089.”
This is the definitive Contract contemplated by the Parties under Letter Contract No. RH6-291357. Upon execution hereof, the Letter Contract and the following changes and modifications thereto shall be superseded in their entirety;
a)	Letter Contract Modifications 01, 02, 03, 04, 05 and 06, 07, and 08; and

b)	Change Orders 001, 002, and 004.
Any actions taken and costs incurred and allowable there under, shall be considered as action taken and costs incurred in the performance of this definitive Contract.
CONTRACTUAL CONTENTS
SECTION 1 — EXHIBITS
SECTION 2 — PERFORMANCE, SCOPE OF WORK, DELIVERY, AND CONSIDERATION
SECTION 3 — QUALITY REQUIREMENTS

CONTRACT RH6-291357	SCHEDULE A	Page 2 of 30
SECTION 4 — DELIVERY LOCATION AND ACCEPTANCE
SECTION 5 — ADDITIONAL / SPECIAL CONTRACT PROVISIONS
SECTION 6 — MODIFICATIONS
SECTION 7 — CONTRACT SIGNATURES
SECTION 1 — EXHIBITS
The exhibits listed below are attached hereto or available on the Lockheed Martin Supplier Communications system and by their reference are made a part of this Contract. Unless otherwise limited in this Contract, each document applies in its entirety. Copies of General Provisions and Special Provisions Documents references in this Contract may be obtained from Lockheed Martin Space Systems Company -Denver’s Suppliernet site at address: https://suppliernet.external.lmco.com/suppliernet/main/bu_info/site_7744/trm_denver.cfm

Exhibit	Description

A.1	[* *]

A.2	[* *]

[* *]

B.	[* *]

B.1	[* *]

[* *]

C.	[* *]

C.1	[* *]

[* *]

D.	CORPDOC4, With Negotiated Modifications for Contract RH6-291357, Orbital Sciences Corporation, entitled “Cost Reimbursement General Provisions and FAR Flowdown Provisions for Subcontracts/Purchase Orders (All Agencies) For Non-Commercial Items Under a U.S. Government Prime Contract,” CORPDOC 4 (9/06).

E.	CORPDOC4B, With Negotiated Modifications for Contract RH6-291357, Orbital Sciences Corporation, entitled “Cost Reimbursement National Aeronautics and Space Administration (NASA) Flowdown Provisions For Subcontracts/Purchase Orders For Non-Commercial Items Under a U.S. Government Prime Contract;” CORPDOC 4B (9/06).

CONTRACT RH6-291357	SCHEDULE A	Page 3 of 30

F.	ORION 001(03-26-07) Orion Supplemental Flowdowns, entitled Flowdown Provisions National Aeronautics and Space Administration (NASA) Orion Program, Prime Contract No. NNJ06TA25C.

G.	Lockheed Martin Special Provisions; Quality Assurance Clauses Document 253-01 (08/20/07)

H.	Lockheed Martin Special Provisions; Contract Administrative Clauses Document 253-02 (04/05)

I.	Lockheed Martin document “Special Provisions Control and Accountability of Property in the Possession of CONTRACTOR s,” Sec Doc No. 300 (10/96) (As Required)

J	AWARD FEE EVALUATION PLAN, Schedule A, Revision Basic

K.	Reserved

L.	“Proprietary Information Non-Disclosure Agreement”, (Form Number 265c2 Bilateral NDA). Original executed 06 May 2004; Amendment 01, executed 09 September 2007,

M.	RESERVED

N.	CONTRACT SCHEDULE B (OPTION 1), REVSION BASIC ,dated 9/28/2007.

O.	CONTRACT SCHEDULE C (OPTION 2), REVISION BASIC dated 9/28/ 2007.

P.	GOVERNMENT FURNISHED PROPERTY LIST,Rev. 9/20/07,

Q.	INSTALLATION GOVERNMENT PROPERTY LIST, Rev. 9/20/07

R.	RESERVED

S.	GOVERNMENT SUPPORT EQUIPMENT (GSE),REV. 9/20/07

T.	LIST OF GOVERNMENT FACILITIES, Rev 9/20/07

CONTRACT RH6-291357	SCHEDULE A	Page 4 of 30
SECTION 2 — SCOPE OF WORK, PERFORMANCE,
DELIVERY, AND CONSIDERATION

2.1	SCOPE OF WORK

The CONTRACTOR, in the capacity of an independent contractor, and not as an agent of LOCKHEED MARTIN, shall, in accordance with the terms and conditions set forth herein, deliver the hardware, perform the tasks, furnish the services and provide support to LOCKHEED MARTIN herein collectively referred to as “Work”, and as more specifically set forth below and elsewhere in this Contract, including all referenced documents, specifications and other requirements. All deliverable Work set forth herein shall be delivered in strict accordance with the delivery/completion schedule shown below. Unless otherwise provided, delivery dates shall mean receipt at the LOCKHEED MARTIN facility identified in Section 4 hereof.

The CONTRACTOR shall, in a manner consistent with and subject to the terms and conditions hereof, furnish all resources necessary to design, test, and deliver the Crew Exploration Vehicle (CEV) Launch Abort System (LAS) and associated CEV Safety Support services that will provide CEV launch pad and ascent abort capability. Coupled with CEV, transfer stages, landing vehicles, and surface exploration systems, the LAS will serve as an essential component of the architecture that supports human voyages to ISS, the Moon, and beyond. Schedule A.2 IDIQ work will be specifically authorized via delivery orders issued within the terms and conditions of this contract.

2.2	PERIOD OF PERFORMANCE

Subject to the provisions set forth herein, Period of Performance shall commence and extend through:

Schedule:	Commence:	Extend Through:

SCHEDULE A.1 DDT&E	08 September 2006	31 December 2011
(completion)
SCHEDULE A.2 Engineering	08 September 2006	07 September 2011
Support/Spares (IDIQ)

2.3	PLACE OF PERFORMANCE

All work hereunder shall be performed at CONTRACTOR ‘s facility and other locations as mutually may be agreed upon by LOCKHEED MARTIN and CONTRACTOR.

2.4	CONSIDERATION

a.	Contract Type — Cost Plus Award Fee / Fixed Fee (CPAF)

In consideration for the Work performed, the CONTRACTOR shall be reimbursed by LOCKHEED MARTIN for actual allowable costs incurred in accordance with the terms of the Contract and shall be paid a fee for such performance in accordance with the provisions herein set forth.

(i) Award Fee is payable in accordance with Clause 5.16 — Award Fee End for Item Contracts.

(ii) Fixed Fee is payable monthly in 63 equal amounts of $[* *] and a final payment of $[* *] starting 30 days after ATP.

CONTRACT RH6-291357	SCHEDULE A	Page 5 of 30
Subject to the provisions of CORPDOC 4, “Limitation of Funds” and “Allowable Cost and Payment” clauses, the following are the negotiated cost and fees payable hereunder:

	(A.1) Completion		(A.2) IDIQ:**		Total:
The Estimated Cost of this Contract is:	$	[* *]	$	[* *]	$	[* *]
The Award Fee Pool of this Contract is:	$	[* *]	$	[* *]	$	[* *]
The Fixed Fee of this Contract is:		[* *]	$	[* *]	$	[* *]
[CAS 414 - The cost of money for this Contract is:	$	[* *]	$	[* *]	$	[* *]
The Total Estimated Cost, Award Fee, Fixed Fee and COM of this Contract is:		$262,515,765		$0.00		$262,515,765

**	NOTE:	Work subject to IDIQ provisions and separately identified in Exhibit A Statement of Work amounts for estimated cost and available award fee for cost reimbursable IDIQ delivery orders issued will be periodically updated unilaterally as these IDIQ delivery orders are issued/amended. There may be some discrepancy with the total amount for the IDIQ task/delivery orders issued listed in this clause and the total amount for cost reimbursable IDIQ delivery orders that have been issued during intervals between periodic updates of this clause. The IDIQ value shown here identifies the current authorized work. The maximum potential IDIQ contract value is identified in Clause 5.11 MINIMUM / MAXIMUM IDIQ POTENTIAL CONTRACT VALUE.

b.	Limitation of Funds / Obligation

This Contract is incrementally funded, and subject to the General Terms and Conditions “Limitation of Funds” clause, the funds presently available and allotted toward the full performance of this Contract, and the Period of Performance estimated to be covered by the allotted amount, are set forth below, and the stated funding limitation is the total obligation of LOCKHEED MARTIN to pay, inclusive of termination costs.

Allotted:	$[* *]
[* *]

Period Through:	[* *]
[* *]

Any expenditures or obligations incurred by the CONTRACTOR in excess of said amount in the performance hereunder shall be at the CONTRACTOR’s own risk. It is anticipated that from time to time additional funds will be allotted to this Contract until the total price of the contract items is allotted.

2.5	PAYMENTS

Cost:

Payments shall be made in accordance with the “Allowable Cost and Payments” clause of CORPDOC 4, Exhibit “D.1”.

Award Fee:

Upon determination of the award fee for each period, and notice to CONTRACTOR, the CONTRACTOR shall be authorized to invoice.

Fixed Fee

Fixed Fee shall be invoiced and paid monthly at $[* *] per month 08 Sep 2006 thru 30 Nov 2011; and $[* *] for the month of Dec 2011.

CONTRACT RH6-291357	SCHEDULE A	Page 6 of 30

Effective as of 16 October 2007, CONTRACTOR is authorized to invoice all accrued Fixed Fee to the most current month of Contract performance and monthly thereafter.

2.6	INVOICES

The CONTRACTOR shall invoice LOCKHEED MARTIN and the invoice shall contain the following information: this Contract number, line item, estimated costs, award fee, and cumulative total.

Send all invoices to:

Electronic Submittal
Address:

Lockheed Martin Subcontract Administrator
[* *]
[* *]
(1) copy)

If other than Electronic Submittal:

Regular Mail / Overnight		Courier

Lockheed Martin Shared Services		Lockheed Martin Shared Services
Attn.:	[* *] [* *] [* *]	Attn.:	[* *] [* *] [* *]
(3 Copies)		(3 Copies)
SECTION 3 — QUALITY REQUIREMENTS

3.1	HIGHER LEVEL-LEVEL CONTRACT QUALITY REQUIREMENT (FAR 52.246-11) FEB 1999)

The CONTRACTOR shall comply with the higher-level quality standard of SAE AS9100, Quality Systems-Aerospace, model for Quality Assurance in Design, Development, Production, Installation and Servicing.

3.2	QUALITY ASSURANCE PROVISIONS

The CONTRACTOR shall comply with the applicable clauses of LOCKHEED MARTIN Document 253-01, “Special Provisions — Quality Assurance Clauses” Exhibit “G”, as follows:

•	QA1	Lockheed Martin acceptance at destination

•	QA7	Special Process Approval

•	QAQC02	Quality System Approval (AS9100)

CONTRACT RH6-291357	SCHEDULE A	Page 7 of 30

•	QAQC03	Right of Access

•	QAQC05	Cert of Compliance

•	QAQC08	Special Process Certification

•	QAQC09	Calibration System

•	QAQC13	Govt. Source Inspect

•	QAQC14	Customer Source Acceptance

•	QAQC15	First article inspect

•	QAQC21	Packaging, Handling & Labeling

•	QAQC24	GIDEP Processing

•	QAQC27	EEE Parts date of manufacturer

•	QC5	Contamination Control

•	QD3	Class II MRB Authority

•	QD13	Manned Space Flight Requirements

•	QM10	Statement of Work

•	QM16	Drop Shipment

•	QS5	Foreign Object Damage Control
SECTION 4 — DELIVERY LOCATION AND ACCEPTANCE

4.1	DELIVERY LOCATIONS

The CONTRACTOR shall address and forward hardware shipments and correspondence, including data shipments, accompanied by appropriate transmittal documents, as follows:

Delivery Locations are NASA KSC and/or NASA White Sands facilities.

4.2	PACKAGING, HANDLING, AND TRANSPORTATION (NASA 1852.211-70) (SEP 2005)

CONTRACTOR shall identify shipping documents with Contract number, line item, part number, and item serial number (as applicable).

Hardware

All hardware delivered under this Contract shall be F.O.B. Origin (freight pre-paid by CONTRACTOR) unless otherwise directed in writing by the cognizant LOCKHEED MARTIN Subcontract Administrator

Data

All Data delivered under this Contract shall be shipped via Overnight Mail (Courier) F.O.B. Origin.

4.3	INSPECTION AND ACCEPTANCE

Inspection and acceptance of data shall be in accordance with Exhibit “D”, CORPDOC 4. Final inspection and acceptance of hardware shall be at NASA KSC and/or NASA White Sands facilities.

4.4	MATERIAL INSPECTION AND RECEIVING REPORT

(a)	At the time of each delivery to LOCKHEED MARTIN under this Contract, the CONTRACTOR shall furnish a Material Inspection and Receiving Report (DD 250) prepared in six (including original) copies, an original and five copies.

CONTRACT RH6-291357	SCHEDULE A	Page 8 of 30

(b)	The CONTRACTOR shall enclose the copies of the Material Inspection and Receiving Report in the package or seal them in a waterproof envelope, which shall be securely attached to the exterior of the package in the most protected location.

(c)	When more than one package is involved in a shipment, the CONTRACTOR shall list on the Material Inspection and Receiving Report as additional information, the quantity of packages and the package numbers. The CONTRACTOR shall forward the Material Inspection and Receiving Report with the lowest numbered package of the shipment and print the words “ Material Inspection and Receiving Report” on the package.

4.5	PRELIMINARY INSPECTION AT SOURCE AND FINAL INSPECTION AND ACCEPTANCE AT DESTINATION (JSC 52.246-91) (JUN 1991)

Preliminary inspection for compliance with the contract specifications and requirements may be performed at origin by an authorized representative of LOCKHEED MARTIN, and final inspection and acceptance will be performed by LOCKHEED MARTIN or his/her authorized representative at the destination.

4.6	FLIGHT ITEM (JSC 52.247-95) (SEP 1989)

Block 16 of each Department of Defense Form 250, or CONTRACTOR’s equivalent form, prepared for hardware or equipment to be shipped under this contract must be annotated as follows in 1/4-inch letters or larger by hand printing or rubber stamp:
“THIS IS A FLIGHT ITEM”
or
“THIS IS MISSION ESSENTIAL GROUND SUPPORT EQUIPMENT”
as applicable.

4.7	SHIPPING INSTRUCTIONS

Specific instructions shall be provided to the Contractor not later than 30 days prior to the scheduled ship date.

4.8	DELIVERABLES

CONTRACTOR shall provide all deliverables in accordance with Exhibit “B”, Subcontract Data Requirements, and Exhibit “C”, Hardware Deliverables.
(end of page)

CONTRACT RH6-291357	SCHEDULE A	Page 9 of 30
SECTION 5 — ADDITIONAL /SPECIAL CONTRACT PROVISIONS

5.1	CONTRACTUAL DIRECTION

Contractual direction, including any changes, alterations or modifications to this Contract, must be made in writing by the designated LOCKHEED MARTIN Procurement Representative. Unauthorized changes, alterations or modifications to this Contract will not be considered for equitable adjustment. Changes to this Contract or its scope shall not be made without the express written authorization of the designated LOCKHEED MARTIN Subcontract Administrator.

Note: The following individuals may be changed as required by Lockheed Martin and the CONTRACTOR. Notice shall be provided by Contract letter to the corresponded party. This clause shall then be modified appropriately

LOCKHEED MARTIN

Attn: Email: Telephone No. FAX No.	[* *] [* *] [* *] [* *]

Attn: Telephone No. Fax No. E-mail:	[* *] [* *] [* *] [* *]

Attn: Telephone No. Fax No. E-mail:	[* *] [* *] [* *] [* *]

ORBITAL SCIENCES CORPORATION

Attn: Telephone No: Fax No.: E-mail:	[* *] [* *] [* *] [* *]

Attn: Telephone No.: Fax No.: E-mail:	[* *] [* *] [* *] [* *]

Any technical and/or managerial exchange of information or advice shall not be construed as a change to any requirement and/or provision of this Contract unless the change is expressly directed by LOCKHEED MARTIN’s Subcontract Administrator in writing pursuant to the Changes clause of this Contract or by bilateral written agreement between the designated representatives of this Contract.

CONTRACT RH6-291357	SCHEDULE A	Page 10 of 30

5.2	RESERVED

5.3	CHANGES — “NOT-TO-EXCEED” SUBMITTAL

Prior to the issuance of a change order under this Contract, LOCKHEED MARTIN may solicit from the CONTRACTOR written agreement as to the maximum (in the case of an increase) adjustments to be made in the price and/or in the delivery schedule (or time of performance), by reason of the change. LOCKHEED MARTIN may also solicit such agreement on limitations on the adjustments to any other provisions of the Contract which may be subject to equitable adjustment by reason of the change. The CONTRACTOR shall promptly submit a “not-to-exceed” amount or maximum schedule adjustment when so requested by LOCKHEED MARTIN. Any such written agreement shall then be cited in the change order and upon its issuance shall be deemed to become part of the Contract. In no event shall the definitive equitable adjustment exceed the maximum price and/or delivery schedule (or time of performance) adjustments so established, nor otherwise be inconsistent with other adjustment limitations so established. Except with respect to such limitations, nothing contained herein shall affect the right of the Parties to an equitable adjustment by reason of the change, pursuant to this clause.

5.4	ADMINISTRATIVE PROVISIONS

The CONTRACTOR shall comply with the applicable clauses of Exhibit H, LOCKHEED MARTIN Document 253-02, “Special Provisions — Contract Administrative Clauses,” as follows:

Clause 84 Subcontractor List

Clause 90 Sales Tax

5.5	CONTRACTOR RESIDENT REPRESENTATIVES

In the event CONTRACTOR personnel are assigned in residence at LOCKHEED MARTIN, office space, furniture, and telephone services will be furnished at no cost to the CONTRACTOR.

The CONTRACTOR Resident Team personnel agree to abide by and obey all LOCKHEED MARTIN rules and regulations, including without limitation, those related to safety, insurance, and access limitations that are imposed.

5.6	COST ACCOUNTING STANDARDS — FULL COVERAGE

This Contract is subject to the Cost Accounting Standards clause as provided in FAR 52.230-2 set forth in Exhibit “D”, CORPDOC 4.

5.7	DEFENSE PRIORITIES AND ALLOCATIONS SYSTEM REQUIREMENTS (52.211-15) (Sep 1990)

This is a rated order certified for national defense use, and the CONTRACTOR shall follow all the requirements of the Defense Priorities and Allocations System regulation (15 CFR 700). The rating of this Contract is DO-C9.

5.8	GOVERNMENT AND/OR LOCKHEED MARTIN FURNISHED PROPERTY
(Applicable if GFP, ST, STE, or Lockheed Martin furnished property.)

CONTRACT RH6-291357	SCHEDULE A	Page 11 of 30
CONTRACTOR shall comply with Exhibit I, SEC DOC #300 “Special Provisions — Control and Accountability of Property in the Procession of CONTRACTOR” for the administration of all Government and/or LOCKHEED MARTIN owned or developed property as listed in Exhibit P entitled Government Furnished Property List during the performance of this Contract. The GFP shall not be modified nor cannibalized by CONTRACTOR without the express written authorization of the LOCKHEED MARTIN Procurement Representative.

LOCKHEED MARTIN shall make every effort to provide the identified Government and/or LOCKHEED MARTIN Furnished Property on or before the dates indicated. However, in the event LOCKHEED MARTIN experiences unforeseeable delays, the CONTRACTOR and LOCKHEED MARTIN shall cooperate in good faith to avoid and/or minimize schedule delays. CONTRACTOR shall use all reasonable means to avoid schedule impacts or claims for adjustment on Contract price.

If the Government and/or LOCKHEED MARTIN owned tooling, test equipment and hardware provided to the CONTRACTOR hereunder on a rent-free basis are increased or decreased, or do not remain available during the performance of this Contract, or if any change is made in the terms and conditions under which they are made available, such equitable adjustment as may be appropriate will be made to the terms of this Contract, unless such increase or decrease was contemplated in the establishment of the price of this Contract.

Under no circumstances shall CONTRACTOR design, fabricate, or acquire any Special Test Equipment (STE) to be paid under this Contract without prior written authorization from the LOCKHEED MARTIN Procurement Representative. A Notice of Intent (NOI) to procure STE would be required.
5.9	FAX SIGNATURES

This agreement may be executed in duplicate with each party signing one original and providing a facsimile (fax) copy of the signature page to the other party. The party receiving the fax signature shall acknowledge receipt of the fax signature. Each party agrees to make its document with original signature available to the other party upon request. The parties further agree that the fax signature shall be treated as if it were an original signature and neither party shall contest the validity of this agreement based on the use of fax signatures.

5.10	ELECTRONIC SIGNATURES

Contractual data may be transmitted via the Internet between the Parties, with a signature format as identified in Clause 5.1. Other data may be transmitted between the Parties for coordination, etc.; however, nothing in this provision shall affect the requirement that contractual direction may only be provided by the duly authorized LOCKHEED MARTIN Procurement Representative.

5.11	MINIMUM/MAXIMUM IDIQ POTENTIAL CONTRACT VALUE

In accordance with Clause 5.43, “Indefinite Quantity”, the guaranteed minimum amount of work which may be required under this contract Schedule A.2 is $50,000 and the maximum amount of work which may be required under this contract is $75,000,000 (seventy-five million). This amount includes both cost and fee. The maximum amount is an estimate and does not reflect an obligation of the LOCKHEED MARTIN. LOCKHEED

CONTRACT RH6-291357	SCHEDULE A	Page 12 of 30
MARTIN’s obligation hereunder shall be based on that specified in the delivery orders issued during the period of the contract.
5.12	Reserved

5.13	OPTION TO EXTEND ORDERING PERIOD — SCHEDULE A-2

LOCKHEED MARTIN may exercise the option listed below by issuance of a unilateral contract modification 30 days or more before the end of the period as set forth in clause 2.2 Period of Performance (A-2). Should the option be exercised, the resultant contact will include all terms and conditions of the contract as it exists immediately prior to the exercise of the option, except for the following change: In part (a) of clause 5.41 “Ordering” shall be changed to show that orders may be issued from ATP to 10 August 2013.

5.14	PRODUCTION AND SUSTAINING ENGINEERING OPTION

LOCKHEED MARTIN may require the CONTRACTOR to accomplish Production deliveries in Schedule B (Option 1) and/or Sustaining Engineering activities described in Schedule C (Option 2). LOCKHEED MARTIN may exercise either option by issuance of a unilateral contract modification no later than 60 days prior to the beginning of the ordering period set forth in Schedule B, Clause 5.11,“Method of Placing Delivery Orders,” or Schedule C, Clause 5.37, “Ordering”. Should either or both options be exercised, this Contract will include all terms and conditions as currently contained in the Basic Contract Schedule A, and incorporate Schedule B and/or Schedule C Exhibits. The exercising of either of these options will assure the placement of the minimum order set forth in Schedule A., Clause 5.11, “Minimum / Maximum IDIQ Potential Contract Value”, and Schedule C, Clause 5.39 “Order Limitations”.

In the event LOCKHEED MARTIN elects to exercise either option pursuant to the terms of this Contract, the Contract structure is as follows:

Schedule A.1	DDT&E
Schedule A.2	Engineering Support / Spares (IDIQ)
Schedule B	Production
Schedule C	Sustaining Engineering and Operations Support
5.15	SECURITY/BADGING REQUIREMENTS FOR FOREIGN NATIONAL VISITORS AND EMPLOYEES/REPRESENTATIVES OF FOREIGN CONTRACTORS. (JSC 52.204-91) (JAN 2006)
(a)	An employee of a domestic Johnson Space Center (JSC) contractor or its subcontractor who is not a U.S. citizen (foreign national) may not be admitted to the JSC site for purposes of performing work without special arrangements. In addition, all employees or representatives of a foreign JSC contractor /subcontractor may not be admitted to the JSC site without special arrangements. For employees as described above, advance notice must be given to the Security Office of the host installation [JSC or White Sands Test Facility (WSTF)] at least 3 weeks prior to the scheduled need for access to the site so that instructions on obtaining access may be provided. Contractors should be aware that approval for access to the site and issuance of a badge may take much longer than three

CONTRACT RH6-291357	SCHEDULE A	Page 13 of 30
weeks and sufficient lead time must be allowed to accommodate the approval process.
(b)	All visit/badge requests for persons described in (a) above must be entered in the NASA Foreign National Management System (NFNMS) for acceptance, review, concurrence and approval purposes. When an authorized company official requests a JSC or WSTF badge for site access, he/she is certifying that steps have been taken to ensure that its contractor or subcontractor employees, visitors, or representatives will not be given access to export-controlled or classified information for which they are not authorized. The authorized company officials shall serve as the CONTRACTOR’s representative(s) in certifying that all visit/badge request forms are processed in accordance with JSC and WSTF security and export control procedures. No foreign national, representative, or resident alien contractor/subcontractor employee shall be granted access into JSC or WSTF until approved and processed through the NFNMS. Unescorted access will not be granted unless a favorable National Agency Check (NAC) has been completed by the JSC Security Office, and an approved NASA Foreign National Visitor Security/Technology Control Plan (STTCP), (previously called the Access Control Plan) has been submitted and approved.

(c)	The CONTRACTOR agrees that it will not employ for the performance of work onsite at the JSC or WSTF any individuals who are not legally authorized to work in the United States. If the JSC or WSTF Industrial Security Specialist or the contracting officer has reason to believe that any employee of the CONTRACTOR may not be legally authorized to work in the United States and/or on the contract, the contractor may be required to furnish copies of Form I-9 (Employment Eligibility Verification), U.S. Department of Labor Application for Alien Employment Certification, and any other type of employment authorization document.
The CONTRACTOR agrees to provide the information requested by the JSC or WSTF Security Office in order to comply with NASA policy directives and guidelines related to foreign visits to NASA facilities so that (1) the visitor/employee/ representative may be allowed access to JSC or other NASA Centers for performance of this contract, (2) required investigations can be conducted, and (3) required annual or revalidation reports can be submitted to NASA Headquarters. All requested information must be submitted in a timely manner in accordance with instructions provided by JSC or any other Center to be visited.
5.16	AWARD FEE / FIXED FEE

5.16.1	Award Fee for End Item Contracts
(1)	(a) The CONTRACTOR can earn award fee from a minimum of zero dollars to the maximum stated in paragraph 2.4 of this Contract. All award fee evaluations, with the exception of the last evaluation, will be interim evaluations. At the last evaluation, which is final, the CONTRACTOR’s performance for the entire Contract will be evaluated to determine total earned award fee. No award fee will be paid to the CONTRACTOR if the final award fee evaluation is “poor / unsatisfactory.”

b)	LOCKHEED MARTIN will evaluate the CONTRACTOR’s interim performance to monitor performance prior to Contract completion and to provide feedback to the CONTRACTOR. The evaluation will be performed in accordance with Exhibit “J”, Award Fee Evaluation Plan, to this Contract. The CONTRACTOR may submit a self-

CONTRACT RH6-291357	SCHEDULE A	Page 14 of 30
evaluation of performance for each period under consideration. These self-evaluations will be considered by LOCKHEED MARTIN in its evaluation. LOCKHEED MARTIN will advise the CONTRACTOR in writing of the evaluation results. The plan may be revised unilaterally by LOCKHEED MARTIN prior to the beginning of any rating period to redirect emphasis.
(2)	Interim award fee payments will be made to the CONTRACTOR based on each interim evaluation. The amount of the interim award fee payment is limited to the lesser of the interim evaluation score or 80 percent of the fee allocated to that period made during the period. All interim award fee payments will be superseded by the final award fee determination.

(3)	All interim award fee payments will be superseded by the fee determination made in the final award fee evaluation. LOCKHEED MARTIN will then pay the CONTRACTOR, or the CONTRACTOR will refund to LOCKHEED MARTIN the difference between the final award fee determination and the cumulative interim award fee payments. If the final award fee evaluation is “poor / unsatisfactory”, any award fee paid will be refunded to LOCKHEED MARTIN.

(4)	Provisional award fee payments will not be made under this Contract.

(5)	Award fee determinations are unilateral decisions made solely at the discretion of LOCKHEED MARTIN.

(6)	Payment of award fee will be made by LOCKHEED MARTIN based on an issuance of a unilateral modification by the LOCKHEED MARTIN Subcontract Administrator.
5.16.2	Fixed Fee
(1)	Fixed Fee shall be paid on costs incurred and invoiced in accordance with paragraph 2.5 “PAYMENTS”, “Fixed Fee”. Fixed fee under this contract is not subject to re-determination.

(2)	Payment of fixed fee will be made based on submission of an invoice by the CONTRACTOR.
5.17	DESIGNATION OF NEW TECHNOLOGY REPRESENTATIVE AND PATENT REPRESENTATIVE (NASA 1852.227-72) (JUL 1997)
(a)	For purposes of administration of the clause of this contract entitled “New Technology” or “Patent Rights — Retention by the CONTRACTOR (Short Form)”, whichever is included, the following named representatives are hereby designated by the Contracting Officer to administer such clause:

AT/Technology Transfer & Commercialization Office AL/Patent Representative NASA Lyndon B. Johnson Space Center 2101 NASA Parkway Houston, TX 77058

(b)	Reports of reportable items, and disclosure of subject inventions, interim reports, final reports, utilization reports, and other reports required by the clause, as well as any correspondence with respect to such matters, should be directed to the New Technology Representative unless transmitted in response to

CONTRACT RH6-291357	SCHEDULE A	Page 15 of 30
correspondence or request from the Patent Representative. Inquiries or requests regarding disposition of rights, election of rights, or related matters should be directed to the Patent Representative. This clause shall be included in any subcontract hereunder requiring a “New Technology” clause or “Patent Rights—Retention by the CONTRACTOR (Short Form)” clause, unless otherwise authorized or directed by the Contracting Officer. The respective responsibilities and authorities of the above-named representatives are set forth in 1827.305-370 of the NASA FAR Supplement.
5.18	IDENTIFICATION OF EMPLOYEES. (JSC 52.242-92) (JAN 2006)
At all times while on Government property, the CONTRACTOR, subcontractors, their employees and agents shall wear badges which will be issued by the NASA Badging & Visitor Control Office, located in Building 110 at the Johnson Space Center (JSC), or at the Main Gate at the White Sands Test Facility (WSTF). JSC employee and visitor badges will be issued only between the hours of 6:00 a.m. to 7:30 p.m., Monday through Friday, and 7:00 am to 4:00 pm on Saturday and Sunday. WSTF employee badges will be issued only between the hours of 8 a.m. to 2 p.m., Monday through Friday. WSTF visitor badges will be issued on a 7-day a week, 24-hour a day basis. Resident aliens and foreign nationals/representatives shall be issued green foreign national badges.

Each individual who wears a badge shall be required to sign personally for the badge. The CONTRACTOR shall be held accountable for issued badges and all other related items and must assure that they are returned to the NASA Badging & Visitor Control Offices upon completion of work under the contract in accordance with Security Management Directive (SMD) 500-15, “Security Termination Procedures.” Failure to comply with the NASA contractor termination procedures upon completion of the work (e.g., return of badges, keys, CAA cards, clearance terminations, JSC Public Key Infrastructure (PKI)/special program deletions, etc.) may result in final payment being delayed.
5.19	INSTALLATION-ACCOUNTABLE GOVERNMENT PROPERTY (NFS 1852.245-71) (Alt I) (NOV 2004)
(a)	The Government property described in the clause at 1852.245-77, (G.11), ¶5.22, “List of Installation- Accountable Property and Services”, shall be made available to the CONTRACTOR on a no-charge basis for use in performance of this contract. This property shall be utilized only within the physical confines of the NASA installation that provided the property. Under this clause, the Government retains accountability for, and title to, the property, and the CONTRACTOR assumes the following user responsibilities:
The CONTRACTOR shall establish and adhere to a system of written procedures for compliance with these user responsibilities. Such procedures must include holding employees liable, when appropriate, for loss, damage, or destruction of Government property.
(b)	(1) The official accountable recordkeeping, physical inventory, financial control, and reporting of the property subject to this clause shall be retained by the Government and accomplished by the installation Supply and Equipment Management Officer (SEMO) and Financial Management Officer. If this contract provides for the CONTRACTOR to acquire property, title to which will vest in the Government, the following additional procedures apply:

CONTRACT RH6-291357	SCHEDULE A	Page 16 of 30
(i)	The CONTRACTOR shall not utilize the installation’s central receiving facility for receipt of CONTRACTOR acquired property. However, the CONTRACTOR shall provide listings suitable for establishing accountable records of all such to the Contracting Officer and the Supply and Equipment Management Officer.

(ii)	The CONTRACTOR shall furnish a copy of each purchase order, prior to delivery by the vendor, to the installation central receiving area:

(iii)	The CONTRACTOR shall establish a record of the property as required by FAR 45.5 and 1845.5 and furnish to the Industrial Property Officer a DD Form 1149 Requisition and Invoice/Shipping Document (or installation equivalent) to transfer accountability to the Government within 5 working days after receipt of the property by the CONTRACTOR. The CONTRACTOR is accountable for all CONTRACTOR acquired property until the property is transferred to the Government’s accountability.

(iv)	CONTRACTOR use of Government property at an off-site location and off-site subcontractor use require advance approval of the contracting officer and notification of the SEMO. The CONTRACTOR shall assume accountability and financial reporting responsibility for such property installation. The CONTRACTOR shall establish records and property control procedures and maintain the property in accordance with the requirements of FAR Part 45.5 until its return to the installation
(2)	After transfer of accountability to the Government, the CONTRACTOR shall continue to maintain such internal records as are necessary to execute the user responsibilities identified in paragraph (a) and document the acquisition, billing, and disposition of the property. These records and supporting documentation shall be made available, upon request, to the SEMO and any other authorized representatives of the contracting officer.
5.20	RESERVED

5.21	LIST OF GOVERNMENT — FURNISHED PROPERTY (NASA 1852.245.76) (OCT 1988)
The Government Property identified in Exhibit “P” to the extent they are available will be made available to the CONTRACTOR.
5.22	INSTALLATION ACCOUNTABLE PROPERTY AND SERVICES (NFS) 1852.245-77) (Jul 1997)
The Installation-Accountable Government Property identified in Exhibit “Q”, to the extent they are available will be made available to the CONTRACTOR:
5.23	REPRESENTATIONS AND CERTIFICATIONS, AND OTHER STATEMENTS (JSC 52.209-90
This contract incorporates CONTRACTOR Representations and Certifications, Exhibit “K”, and Other Statements of CONTRACTOR, as certified by CONTRACTOR on 14 August 2006 with the same force and effect as if it were given in full text.
5.24	SPECIAL PROVISIONS FOR CONTRACT CHANGES
The parties agree that, notwithstanding the provisions of the “Changes” clause and the “Government Property” clause, no change made pursuant to the “Changes” clause shall give rise to an equitable adjustment in the estimated cost or fee or any other contract

CONTRACT RH6-291357	SCHEDULE A	Page 17 of 30
provision when said change causes an increase or decrease of $[* *] or less in the estimated cost of this contract. Each change shall be controlling in making this determination, and such change shall not, for purposes of determining the applicability of this clause, be added to any other changes(s).

The parties recognize that several changes may be grouped together in a bilateral modification for definitization; however, the dollar value of each individual change will be controlling in determining whether or not an equitable adjustment is in order.
5.25	SUBCONTRACTING WITH RUSSIAN ENTITIES FOR GOODS OR SERVICES (Not applicable to Schedule A.2, IDIQ)
Refer to Clause 3, entitled “SUBCONTRACTING WITH RUSSIAN ENTITIES FOR GOODS OR SERVICES” of Contract Exhibit F,” LOCKHEED MARTIN Document Orin, dated 03/26/07, entitled “NASA FLOWDOWN PROVISIONS,CREW EXPLORATION VEHICLE”.
5.26	COMPLIANCE WITH APPLICABLE CENTER POLICIES AND PROCEDURES
CONTRACTOR and subcontractor personnel (regardless of tier) working on-site at NASA Centers shall comply with all applicable center policies and procedures. The CONTRACTOR shall keep itself and pertinent subcontractors up-to-date with the latest revisions of these policies and procedures. The CONTRACTOR shall promptly take corrective action upon receipt of notice from the Contracting Officer of noncompliance with any applicable center policy or procedure.
5.27	MODIFIED DATA RIGHTS (Reference Representations and Certifications “K.16”)
The following data items are authorized to use the following modified Limited Rights Notice and Restricted Rights Notice (FAR 52.227-14).

The following data items are authorized to use the following modified Limited Rights Notice and Restricted Rights Notice (FAR 52.227-14)

a.	[* *]
[* *]
	1.	[* *]
b.	[* *]
[* *]
	1.	[* *]
	2.	[* *]
	3.	[* *]
	4.	[* *]
	5.	[* *]
	6.	[* *]
	7.	[* *]
	8.	[* *]
Note: “Limited rights data” and “Restricted computer software” are defined in the contract clause entitled “Rights in Data— General.

Limited Rights Notice (June 1987)(Modified)

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These data are submitted with limited rights under Government Contract No. NNJ06TA25C, and subcontract RH6-291357. These data may be reproduced and used by the Government with the express limitation that they will not, without written permission of the CONTRACTOR, be used for purposes of manufacture nor disclosed outside the Government; except that the Government may disclose these data outside the Government for the following purposes, if any; provided that the Government makes such disclosure subject to prohibition against further use and disclosure: Use (except for Manufacture) by Government personnel and Government Support Contractors supporting Exploration Programs and Projects directly or indirectly on a need to know basis. Government Support Contractors will be identified by the Contracting Officer, thus allowing the CONTRACTOR and Support contractor to execute separate non-disclosure agreements (NDA) or No-Cost License Agreements, if applicable. If applicable, these separate agreements will be between the Contracting Companies and not incorporated into this Government contract. Emergency repair or overhaul work.

(b)	This Notice shall be marked on any reproduction of these data, in whole or in part. Restricted Rights Notice (June 1987) (Modified) (End of notice)

(a)	This computer software is submitted with restricted rights under Government Contract No NNJ06TA25C, and subcontract RH6-291357, if appropriate). It may not be used, reproduced, or disclosed by the Government except as provided in paragraph (b) of this Notice or as otherwise expressly stated in the contract.

(b)	This computer software may be-

(1) Used or copied for use in or with the computer or computers for which it was acquired, including use at any Government installation to which such computer or computers may be transferred;

(2) Used or copied for use in a backup computer if any computer for which it was acquired is inoperative;

(3) Reserved.

(4)  Modified, adapted, or combined with other computer software, provided that the modified, combined, or adapted portions of the derivative software incorporating restricted computer software are made subject to the same restricted rights;

(5)	Disclosed to and reproduced for use by Government personnel and Government support service contractors on a need to know basis in accordance with paragraphs (b)(1) through (4) of this clause, provided the Government makes such disclosure or reproduction subject to these restricted rights and the Contracting Officer identifies the Government Support Contractors thus allowing the CONTRACTOR and Support Contractor to execute separate non-disclosure agreements (NDA) or No-Cost License Agreements, if applicable. If applicable, these separate agreements will be between the Contracting Companies and not incorporated into this Government contract; and

6)	Used or copied for use in or transferred to a replacement computer.

(c)	Notwithstanding the foregoing, if this computer software is published copyrighted computer software, it is licensed to the Government, without disclosure prohibitions, with the minimum rights set forth in paragraph (b) of this clause.

(d)	Any other rights or limitations regarding the use, duplication, or disclosure of this computer software are to be expressly stated in, or incorporated in, the contract.

CONTRACT RH6-291357	SCHEDULE A	Page 19 of 30
(e)	This Notice shall be marked on any reproduction of this computer software, in whole or in part.
5.28	INDEMNIFICATION FOR UNUSUALLY HAZARDOUS RISKS
(a)	LOCKHEED MARTIN recognizes that the CONTRACTOR ‘s approach to fulfill the requirements of this contract may involve conditions considered to constitute unusually hazardous risks resulting in potential third party liability that exceeds insurance coverage the CONTRACTOR could reasonably be expected to purchase and maintain, considering the availability, cost, and terms and conditions of such insurance. In the event that the CONTRACTOR believes such conditions exist and necessitate indemnification by the Government, it shall, in accordance with FAR 50.403-1 and NASA FAR Supplement 1850.403, provide documentation and rationale adequate to substantiate processing of such requests in accordance with applicable laws and regulations. The rationale should identify the legal authority under which the Government would be authorized to indemnify the CONTRACTOR.
LOCKHEED MARTIN agrees to forward to the Government the CONTRACTOR’s request for indemnification for unusually hazardous risks in accordance with the foregoing paragraph. In the event the Government denies the CONTRACTOR’s request for indemnification, the parties will enter into good faith negotiations to determine the appropriate course of action concerning potential third party liability. In view of the unusually hazardous risks associated with the performance of the contract the parties understand the critical importance of negotiating indemnity coverage on a mutually satisfactory basis.
5.29	PATENT RIGHTS
This contract includes the New Technology Clause 1852.227-70. It is anticipated that the CONTRACTOR may have CONTRACTOR background inventions that could be applied to Contract research and incorporated into deliverables under the Contract. The Government may need rights to use such CONTRACTOR background inventions in order to practice technologies produced under this Contract in other Government contracts. Thus, Contracting Officer permission is required before CONTRACTOR background inventions may be included in Contract deliverables. To the extent a CONTRACTOR background invention has been Federally funded, the Government will receive its government-purpose license rights to practice the background invention. Where there is no Federal funding of the background invention, the CONTRACTOR will identify to the Contracting Officer the rights that it proposes to grant the Government to use such invention in other Government contracts. The Government shall receive a government-purpose license to practice any CONTRACTOR background invention where such Contracting Officer permission is not obtained prior to incorporating its background inventions into CONTRACTOR work. This clause or a clause substantially the same shall be included in all subcontracts at any tier.
5.30	TASK ORDERING PROCEDURE (NFS 1852.216-80) (OCT 1996)

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(a)	Only the LOCKHEED MARTIN Subcontract Administrator may issue task orders to the CONTRACTOR, providing specific authorization or direction to perform work within the scope of the contract and as specified in the schedule. The CONTRACTOR may incur costs under this contract in performance of task orders and task order modifications issued in accordance with this clause. No other costs are authorized unless otherwise specified in the contract or expressly authorized by the LOCKHEED MARTIN Procurement Representative.

(b)	Prior to issuing a delivery/task order, LOCKHEED MARTIN shall provide the CONTRACTOR with the following data:

(b)(1)	A functional description of the work identifying the objectives or results desired from the contemplated delivery/task order.

(b)(2)	Proposed performance standards to be used as criteria for determining whether the work requirements have been met.

(b)(3)	A request for a delivery/task order plan from the CONTRACTOR to include the technical approach, period of performance, appropriate cost information, and any other information required to determine the reasonableness of the Contractors’ proposal.

(c)	Within 20 calendar days after receipt of the LOCKHEED MARTIN Procurement Representative’s request, the CONTRACTOR shall submit a delivery/task plan conforming to the request.
(d)	After review and any necessary discussions, the LOCKHEED MARTIN Procurement Representative may issue a delivery /task order to the CONTRACTOR containing, as a minimum, the following:
(1)	Date of the order.

(2)	Contract number and order number.

(3)	Functional description of the work identifying the objectives or results desired from the delivery/task order, including special instructions or other information necessary for performance of the deliver/task.

(4)	Performance standards, and where appropriate, quality assurance standards.

(5)	Maximum dollar amount authorized (cost and fee or price). This includes allocation of award fee among award fee periods, if applicable.

(6)	Any other resources (travel, materials, equipment, facilities, etc.) authorized.

(7)	Delivery/performance schedule including start and end dates.

(8)	If contract funding is by individual delivery/task order, accounting and appropriation data.
(e)	The CONTRACTOR shall provide acknowledgment of receipt to the LOCKHEED MARTIN Procurement Representative within 5 calendar days after receipt of the delivery /task order.

(f)	If time constraints do not permit issuance of a fully defined delivery/task order in accordance with the procedures described in paragraphs (a) through (d), a delivery /task order which includes a ceiling price may be issued.

(g)	LOCKHEED MARTIN may amend tasks in the same manner in which they were issued.

CONTRACT RH6-291357	SCHEDULE A	Page 21 of 30
(h) In the event of a conflict between the requirements of the delivery/task order and the CONTRACTOR’s approved delivery/task plan, the task order shall prevail.
5.31	SPACE FLIGHT MOTIVATION AWARENESS PROGRAM

The CONTRACTOR shall establish a program for Space Flight Awareness (SFA). The Program’s goals and objectives are to:
•	Ensure every employee involved in human space flight is aware of the importance of their role in promoting safety, quality and mission success.

•	Participation in NASA-Industry Space Flight Awareness Program.

•	Increase awareness of the Human Space Flight Program accomplishments, milestones and objectives with a focus on safety and mission success.

•	Conduct events and products that motivate and recognize the workforce, and enhance employee morale.

•	Function as an internal communications team to disseminate key educational, program/management safety, quality, and mission success messages and themes.
5.32	SMALL BUSINESS SUBCONTRACTING GOALS

In meeting the intent of Small /Disadvantaged business participation under this contract, the CONTRACTOR agrees to flow down to all of its first tier large business subcontractors, as percentages (with corresponding dollar amounts) of their total contract value the same socioeconomic goals as contained in Exhibit F, Orin001 dated 3/26/07, paragraph B, subparagraph 7, entitled “SMALL BUSINESS SUBCONTRACTING GOALS”

5.33	SUBCONTRACTOR SMALL BUSINESS REPORTING

CONTRACTOR shall require its large business subcontractors to report Small Business Concern subcontracting dollars on a semi-annual basis. This reporting is conducted through the Electronic Subcontracting Reporting Systems (eSRS) located at http://www.esrs.gov.

5.34	KEY PERSONNEL AND FACILITIES

Personnel
(a)	The personnel and/or facilities listed below (or specified in the contract Schedule) are considered essential to the work being performed under this contract. Before removing, replacing, or diverting any of the listed or specified personnel or facilities, the CONTRACTOR shall;
(1)	notify the LOCKHEED MARTIN Procurement Representative reasonably in advance, and

(2)	submit justification (including proposed substitutions) in sufficient detail to permit evaluation of the impact on this contract.
(b)	The list of personnel and/or facilities (shown below or as specified in the contract Schedule) may, with the consent of the contracting parties, be amended from time to time during the course of the contract to add or delete personnel and/or facilities.

CONTRACT RH6-291357	SCHEDULE A	Page 22 of 30

	Name	Title

[* *]		[* *]
5.35	ASSOCIATE CONTRACTOR AGREEMENTS
(a)	The associate contractors contemplated by this clause have not been established at the time of contract award, but will be added by contract bilateral modification to this paragraph as required. The associate contractors will supply other elements of the Constellation program, such as a launch vehicle, earth departure stage, or lunar surface access module

In order to achieve the requirements of this contract, the CONTRACTOR shall establish, in conjunction with the NASA Orion Project Office, the means for coordination and exchange of information with associate contractors. The information to be exchanged shall be that required by the contractors in the execution of their respective contract requirements.

(b)	The CONTRACTOR shall document agreements with other associate CONTRACTOR s described in (a) above via Associate Contractor Agreements (ACAs). LOCKHEED MARTIN will not be a party in such ACAs. A copy of each such agreement shall be provided to LOCKHEED MARTIN. All reasonable and foreseeable costs associated with such agreements are included in the negotiated cost of this contract.

(c)	The CONTRACTOR is not relieved of any contract requirements or entitled to any adjustments to the contract terms because of the failure to resolve a disagreement with an associate CONTRACTOR. Liability for the improper disclosure of any proprietary data contained in or referenced by any agreement shall rest with the parties to the agreement, and not LOCKHEED MARTIN.
5.36	DATA DELIVERABLE MARKING REQUIREMENTS FOR EXPORT CONTROL
(a)	The CONTRACTOR shall perform an export control assessment for all data deliverable items shown in Exhibit “B”, Subcontract Data Requirements Document.

(b)	If a product is determined to contain information controlled by the International Traffic in Arms Regulations, the following statement shall be included on the product cover page.
International Traffic in Arms Regulations (ITAR) Notice

This document contains information on paragraphs [CONTRACTOR to list specific pages subject to ITAR control] falls under the purview of the U.S. Munitions List (USML), as defined in the International Traffic in Arms Regulations (ITAR), 22 CFR 120-130, and is export controlled. It shall not be transferred to foreign nationals in the U.S. or abroad, without specific approval of a knowledgeable NASA export control official, and/or unless an export license/license exemption is obtained/available from the United States Department of State. Violations of these regulations are punishable by fine, imprisonment, or both.

CONTRACT RH6-291357	SCHEDULE A	Page 23 of 30
(c)	If a product is determined to contain information controlled by the Export Administration Regulations and which requires a license or exception prior to export, the following statement shall be included on the product cover page:
Export Administration Regulations (EAR) Notice

This document contains information on [CONTRACTOR to list specific pages subject to the EAR] within the purview of the Export Administration Regulations (EAR), 15 CFR 730-744, and is export controlled. It may not be transferred to foreign nationals in the U.S. or abroad, without specific approval of a knowledgeable NASA export control official, and/or unless an export license/license exception is obtained/available from the Bureau of Industry and Security (BIS), United States Department of Commerce. Violations of these regulations are punishable by fine, imprisonment, or both.
d)	If a product has been determined to be suitable for public release, it shall be so labeled.
5.37	LIMITATION OF FUTURE CONTRACTING (NFS 1852.209-71) (DEC 1988)
(a)	The Contracting Officer has determined that this acquisition may give rise to a potential organizational conflict of interest. Accordingly, the attention of prospective offerors is invited to FAR Subpart 9.5—Organizational Conflicts of Interest.

(b)	The nature of this conflict is the CONTRACTOR may be in a position to favor its own products and capabilities and may have an unfair competitive advantage.

(c)	The restrictions upon future contracting are as follows:
(1)	If the CONTRACTOR, under the terms of this contract, or through the performance of tasks pursuant to this contract, is required to develop specifications or statements of work that are to be incorporated into a solicitation, the CONTRACTOR shall be ineligible to perform the work described in that solicitation as a prime or first-tier subCONTRACTOR under an ensuing NASA contract. This restriction shall remain in effect for a reasonable time, as agreed to by the Contracting Officer and the CONTRACTOR, sufficient to avoid unfair competitive advantage or potential bias (this time shall in no case be less than the duration of the initial production contract). NASA shall not unilaterally require the CONTRACTOR to prepare such specifications or statements of work under this contract.

(2)	To the extent that the work under this contract requires access to proprietary, business confidential, or financial data of other companies, and as long as these data remain proprietary or confidential, the CONTRACTOR shall protect these data from unauthorized use and disclosure and agrees not to use them to compete with those other companies.
5.38	ADVANCE AGREEMENT FOR CONTRACTOR INVESTMENTS

The parties agree that the contract might be partly based on corporate contributions/investment as specified in the proposal or as negotiated in the contract. Costs related to the CONTRACTOR’s contributions or investments shall be reported under the contract as they are incurred, for purposes of tracking the CONTRACTOR’s costs as well as the full costs of the project. The CONTRACTOR agrees that, should the Government’s requirements change or should all or part of the work under the contract be

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terminated, all reported costs as well as unreported costs related to the CONTRACTOR’s contributions and investment will be unallowable as part of any contract settlement.
5.39	SECURITY CLASSIFICATION REQUIREMENTS (1852.204-75) (SEPT 1989)

Performance under this contract will involve access to and/or generation of classified information, work in a security area, or both, up to the level of “secret”. See Federal Acquisition Regulation clause 52.204-2.

5.40	SECURITY REQUIREMENTS FOR UNCLASSIFIED INFORMATION TECHNOLOGY RESOURCES (NASA 1852.204-76) (NOV 2004)

Refer to paragraph 11 of Contract Exhibit “F”, ORIN 001 (3/26/07) entitled “Flowdown Provisions National Aeronautics and Space Administration (NASA) Orion Program Prime Contract No. NNJ06TA25C”,
5.41	ORDERING (52.216-18) (Oct 1995) Schedule A.2
(a)	Any supplies and services to be furnished under this contract shall be ordered by issuance of delivery orders or task orders by the individuals or activities designated in the Schedule. Such orders may be issued from Contract start date through September 7, 2011.

(b)	All delivery orders or task orders are subject to the terms and conditions of this contract. In the event of conflict between a delivery order or task order and this contract, the contract shall control.

(c)	If mailed, a delivery order or task order is considered “issued” when LOCKHEED MARTIN deposits the order in the mail. Orders may be issued orally, by facsimile, or by electronic commerce methods only if authorized in the Schedule.
5.42	ORDER LIMITATIONS (FAR 52.216-19) (OCT 1995) Schedule A.2
(a)	Minimum order. When LOCKHEED MARTIN requires supplies or services covered by this contract in an amount of less than $50,000, LOCKHEED MARTIN is not obligated to purchase, nor is the CONTRACTOR obligated to furnish, those supplies or services under the Contract.

(b)	Maximum order. The CONTRACTOR is not obligated to honor-
(1)	Any order for a single item in excess of $75,000,000 (seventy-five million)

(2)	Any order for a combination of items in excess of $75,000,000 (seventy-five million).

(3)	A series of orders from the same ordering office within 5 business days that together call for quantities exceeding the limitation in paragraph (b)(1) or (2) of this section.
(c)	If this is a requirements contract (i.e. includes the Requirements clause at FAR 52.216-21) LOCKHEED MARTIN is not required to order a part of any one requirement from the CONTRACTOR if that requirement exceeds the maximum-order limitations in paragraph (b) of this section.

CONTRACT RH6-291357	SCHEDULE A	Page 25 of 30
(d)	Notwithstanding paragraphs (b) and (c) of this section, the CONTRACTOR shall honor any order exceeding the maximum order limitations in paragraph (b), unless that order (or orders) is returned to the ordering office within 5 business days after issuance, with written notice stating the CONTRACTOR ‘s intent not to ship the item (or items) called for and the reasons. Upon receiving this notice, LOCKHEED MARTIN may acquire the supplies or services from another source.
5.43	INDEFINITE QUANTITY (FAR 52.216-22) (OCT 1995)
(a)	Schedule A.2 is an indefinite-quantity contract for the supplies or services specified and effective for the period stated, in the Schedule. The quantities of supplies and services specified in the Schedule are estimates only and are not purchased by this contract.

(b)	Delivery or performance shall be made only as authorized by orders issued in accordance with Section 5.41 “Ordering”. The CONTRACTOR shall furnish to LOCKHEED MARTIN, when and if ordered, the supplies or services specified in the Schedule up to and including the quantity designated in the Schedule as the “maximum.” LOCKHEED MARTIN shall order at least the quantity of supplies or services designated in the Schedule as the “minimum.”

(c)	Except for any limitations on quantities in the Order Limitations clause or in the Schedule, there is no limit on the number of orders that may be issued. LOCKHEED MARTIN may issue orders requiring delivery to multiple destinations or performance at multiple locations.

(d)	Any order issued during the effective period of this contract and not completed within that period shall be completed by the CONTRACTOR within the time specified in the order. The contract shall govern the CONTRACTOR’s and LOCKHEED MARTIN’s rights and obligations with respect to that order to the same extent as if the order were completed during the contract’s effective period; provided, that the CONTRACTOR shall not be required to make any deliveries beyond 12 months after contract period of performance identified in ordering period identified in Section 2.2.
5.44a	RIGHTS IN DATA-GENERAL (FAR 52.227-14) (JUN 1987) as modified by NASA FAR Supplement 1852.227-14, includes 52.227-14 ALT II (JUN 1987) (insertion of (g)(2), ALT III (JUN 1987) (insertion of (g)(3)(i), and ALT V (JUN 1987) (insertion of (j).

MODIFIED DATA RIGHTS
1.	LOCKHEED MARTIN Exhibit F. document, “ORIN001 (03-26-07) Orion Supplemental Flowdowns, clause 12. RIGHTS IN DATA-GENERAL (supersedes FAR 52.227-14) (Modified by NASA)” supersedes and replaces the following CORPDOC 4, 4B Data Rights clauses in their entirety:
a.	CORPDOC 4

In SECTION II: FAR FLOWDOWN PROVISIONS, paragraph F. FAR FLOWDOWN CLAUSES, 1. subparagraph (k) 52.227-14, RIGHTS IN DATA GENERAL (JUN 1987)

b.	CORPDOC 4B

In paragraph F. NASA FAR SUPPLEMENT FLOWDOWN CLAUSES,

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NASA FAR SUPPLEMENT FLOWDOWN CLAUSES subparagraph (f) 18-52.227-14 RIGHTS IN DATA — GENERAL (undated) (Modifies FAR 52.227-14, RIGHTS IN DATA – GENERAL; Note 5 applies.).
2.	The following data items are authorized to be used under the NASA Limited Rights Notice and Restricted Rights Notice. None
Note: “Limited rights data” and “Restricted computer software” are defined in the NASA modified Limited Rights Notice and Restricted Rights Notice (FAR 52.227-14, June 1987 modified), Exhibit “F”, NASA Flowdon Provisions document Orin 001.
5.44b	RIGHTS TO PROPOSAL DATA (TECHNICAL) (FAR 52.227-23) (JUN 1987)

Except for data contained in Volumes I through VII, including any Addendums, Amendments or Revisions thereto that are marked with the legend “ORBITAL SCIENCES PROPRIETARY INFORMATION”, it is agreed that, notwithstanding the conditions of any notice appearing thereon, the Government shall have unlimited rights (as defined in the “Rights in Data-General” clause contained in this contract) in and to the technical data contained in CONTRACTOR’S proposals upon which this contract is based.

5.45	EARNED VALUE MANAGEMENT SYSTEM (MARCH 1999) (Deviation)
(a)	In the performance of this contract, the CONTRACTOR shall use an earned value management system (EVMS) that has been recognized by the cognizant Administrative Contracting Officer (ACO) as complying with the guidelines specified in ANSI/EIA Standard 748, Industry Guidelines for Earned Value Management Systems.

(b)	If, at the time of award, the CONTRACTOR ‘s EVMS has not been recognized by the ACO as complying with the EVMS guidelines, the CONTRACTOR shall apply the system to the contract and shall take timely action to implement its plan to obtain compliance. The CONTRACTOR shall follow and implement the approved compliance plan in a timely fashion. The Government will conduct a Compliance Review to assess the CONTRACTOR’s compliance with its plan, and if the CONTRACTOR does not follow the approved implementation schedule or correct all resulting system deficiencies identified as a result of the compliance review within a reasonable time, the Contracting Officer may take remedial action.

(c)	The Government will require integrated baseline reviews. Such reviews shall be scheduled as early as practicable and should be conducted within 180 calendar days after contract award or exercise of significant contract options; or within two months after distribution of a supplemental agreement that implemented a significant funding realignment or effected a significant change in contract requirements. The objective of IBRs is for the Government and the CONTRACTOR to jointly assess the CONTRACTOR’s baseline to be used for performance measurement to ensure complete coverage of the statement of work, logical scheduling of the work activities, adequate resourcing, and identification of inherent risks.

(d)	Unless a waiver is granted by the ACO, CONTRACTOR proposed EVMS changes

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require approval of the ACO prior to implementation. The ACO shall advise the CONTRACTOR of the acceptability of such changes within 30 calendar days after receipt of the notice of proposed changes from the CONTRACTOR. If the advance approval requirements are waived by the ACO, the CONTRACTOR shall disclose EVMS changes to the ACO and provide an information copy to the NASA Contracting Officer at least 14 calendar days prior to the effective date of implementation.

(e)	The CONTRACTOR agrees to provide access to all pertinent records and data requested by the ACO or a duly authorized representative. Access is to permit Government surveillance to ensure that the EVMS complies, and continues to comply, with the criteria referenced in paragraph (a) of this clause.

(f)	The CONTRACTOR shall be responsible for ensuring that the subcontracts valued at $20,000,000 (twenty million dollars) or greater comply with the EVMS requirements at the specified level. If the subcontractor does not have an EVMS that has been recognized by the ACO as compliant with ANSI/EIA 748, the prime CONTRACTOR shall conduct Compliance Reviews of subcontractor’s EVMS in the same manner as described at paragraph (b) of this clause.

(Insert list of applicable subcontractors and the level of compliance (i.e., guidelines or principles).

(g)	If the CONTRACTOR identifies a need to deviate from the agreed baseline by working against an Over Target Baseline or Over Target Schedule, the CONTRACTOR shall submit to the Contracting Officer a request for approval to begin implementation of an Over Target Baseline or Over Target Schedule. This request shall include a top-level projection of cost and/or schedule growth, whether or not performance variances will be retained, and a schedule of implementation for a rebase alignment. The Government will authorize or deny the request within 30 calendar days after receipt of the request. Failure of the Government to respond within this 30-day period constitutes approval of the request. For cost-reimbursement contracts, the contract budget baseline shall exclude changes for cost growth increases, other than for authorized changes to the contract requirements.
5.46	ENGINEERING CHANGE PROPOSALS (NASA 1852.243-70) (OCT 2001)
(a)	Definition.

“ECP” means an Engineering Change Proposal (ECP), which is a proposed engineering change and the documentation by which the change is described, justified, and submitted to the procuring activity for approval or disapproval.

CONTRACT RH6-291357	SCHEDULE A	Page 28 of 30
(c)	Either party to the contract may originate ECPs. Implementation of an approved ECP may occur by either a supplemental agreement or, if appropriate, as a written change order to the contract.

(d)	Any ECP submitted to LOCKHEED MARTIN shall include a “not-to-exceed” price increase or decrease adjustment amount, if any, and the required time of delivery adjustment, if any, acceptable to the originator of the ECP. If the change is originated within LOCKHEED MARTIN, the LOCKHEED MARTIN Procurement Representative shall obtain a written agreement with the CONTRACTOR regarding the “not-to-exceed” price and time of delivery adjustments, if any, prior to issuing an order for implementation of the change. An ECP accepted in accordance with the Changes clause of this contract shall not be considered an authorization to the CONTRACTOR to exceed the estimated cost in the contract Schedule, unless the estimated cost is increased by the change order or other contract modification.
ALT II (SEP 1990)
An ECP accepted in accordance with the Changes clause of this contract shall not be considered an authorization to the CONTRACTOR to exceed the estimated cost in the contract Schedule, unless the estimated cost is increased by the change order or other contract modification.
5.47	SUBMISSION OF COMMERCIAL TRANSPORTATION BILLS TO THE GENERAL SERVICES ADMINISTRATION FOR AUDIT (FAR 52.247-67) (JUN 1997) (Applicable only to cost reimbursable)

Refer to paragraph 14 of Contract Exhibit “F”, ORIN 001 (3/26/07) entitled “Flowdown Provisions National Aeronautics and Space Administration (NASA) Orion Program Prime Contract No. NNJ06TA25C”,

SECTION 6 – MODIFICATIONS TO GENERAL TERMS AND CONDITIONS

Contract general terms and conditions deviations / modifications for this Contract are incorporated within the following documents:

Exhibit D

LOCKHEED MARTIN CORPORATION Cost Reimbursement General Provisions and FAR Flowdown Provisions for Subcontracts/Purchase Orders (All Agencies) For Non-Commercial Items Under a U.S. Government Prime Contract – CORPDOC-4 (09/06).

Exhibit E

LOCKHEED MARTIN CORPORATION National Aeronautics and Space Administration (NASA) Flowdown Provisions for Subcontracts/Purchase Orders For Non-Commercial Items Under a U.S. Government Prime Contract – CORPDOC-4B (09/06).

Exhibit F

LOCKHEED MARTIN Flowdown Provisions, National Aeronautics and Space Administration (NASA), Orion Program, Prime Contract No. NNJ06TA25C, Orin001 (03-26-07), Orion Supplemental Flowdowns.

CONTRACT RH6-291357	SCHEDULE A	Page 29 of 30
The above settlement represents full and complete Letter Contract definitization inclusive of modifications 01, 02, 03, 04, 05 and 06, 07 and 08; and the following Change Orders:
Change Order No .001 dated 16 Nov, 2006,
Change Order No. 002 dated16 Nov, 2006, and
Change Order No. 004 dated 13 Apr 2007.
However, the above settlement is without prejudice to the CONTRACTOR’s claim to an equitable adjustment in Contract Price and Contract Delivery Schedule under the following undefintized Change Orders:
Change Order No. 003 dated 30 Jan, 2007; 003a dated 06 Apr 2007,
Change Order No. 005 dated 01 June, 2007,
Change Order No. 006 dated 04 Sep 2007; 006 Rev 01 dated 21 Sep, 2007: and 006 Rev 02 dated 09 Oct 1007.
Change Order No. 007 dated 10 Oct, 2007,
Change Order No. 008 dated 26 Oct 2007, and
Change Order No. 009 dated 14 Nov 2007.
(end of page)

CONTRACT RH6-291357	SCHEDULE A	Page 30 of 30
SECTION 7 – SIGNATURES
This proposed Contract shall constitute an offer until acceptance by the CONTRACTOR and execution by LOCKHEED MARTIN. LOCKHEED MARTIN, except as may be otherwise provided herein, specifically reserves the right to revoke this offer at any time prior to acceptance hereof in writing by the CONTRACTOR and execution by LOCKHEED MARTIN. Upon execution by LOCKHEED MARTIN, the rights and obligations of the Parties hereto shall be subject to and governed by the Terms and Conditions contained herein. When executed by LOCKHEED MARTIN, this Contract, as described, shall constitute the entire agreement between the Parties hereto and any Terms or Conditions offered by the CONTRACTOR in addition thereto or in any way different from those set forth herein are hereby objected to by LOCKHEED MARTIN.
All documents and clauses in this Contract shall be read so as to be consistent to the extent practicable. In the event of any inconsistency between provisions of this Contract, the order of precedence in this Contract shall be: (a) The Schedule of this Contract, including any Special Provisions and/or modifications to standard preprinted Terms and Conditions; (b) The standard, preprinted Terms and Conditions or Exhibits of this Contract incorporated by reference; (c) Any documents, such as, but not limited to, Statements of Work, Drawings, or Specifications, of this Contract incorporated by reference.
This Contract is subject to acceptance and written Consent by the National Aeronautics and Space Administration (NASA) Contracting Officer.
In WITNESS WHEREOF, the Parties hereto have executed this Contract as of the day and year of the last signature affixed below

	ORBITAL SCIENCES CORPORATION		LOCKHEED MARTIN CORPORATION

Space Systems company

By:	/s/ [* *]	By:	/s/ [* *]
	[* *]		[* *]

Title:	Sr. Director, Contracts	Title:	Director
	Advanced Programs Group		Subcontract Program Management

Date:	December 17, 2007	Date:	December 17, 2007